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                                                                    EXHIBIT 99.2

                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

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JMS, INC., as Custodian for the RANDALL B. COLES
 IRA,

                              Plaintiff,                 Civil Action No.16461NC

                           v.

                                                         COMPLAINT

KEVIN ELLIS, HERBERT A. WERTHEIM, SHELDON
DEREZIN, STEPHEN J. DRESNICK, AND SOL
LIZERBRAM,

                              Defendants,

                           -and-

FPA MEDICAL MANAGEMENT, INC.

                       Nominal Defendant.

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         Plaintiff alleges upon personal knowledge as to itself and its own acts, and upon information and belief as to all other matters, as follows:

                                NATURE OF ACTION

         1. This is a derivative action brought on behalf of nominal defendant FPA Medical Management, Inc. ("FPA" or the "Company") against its directors, namely Kevin Ellis, Herbert A. Wertheim, Sheldon Derezin, Stephen J. Dresnick and Sol Lizerbram (collectively, the "Director Defendants") for breach of their fiduciary duties which have resulted in substantial harm to the Company.

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         2. In its most recent quarterly financial report the Company revealed that it may not be able to continue as a going concern beyond June 30, 1998 because it did not have, and was not generating, sufficient cash to sustain its operations. The Company also revealed that much of the public statements and financial reports issued by the Company, its former Chief Executive Officer and the current Chairman of the Board of Directors over the past 15 months regarding the Company's financial condition, results of operations and success in integrating acquisitions were materially false and misleading.

         3. Following these disclosures, the market price of FPA shares declined dramatically and numerous class actions were commenced by persons who invested in the Company's stock which seek to hold the Company, certain former officers and certain of the Director Defendants liable for violations of the federal securities laws (the "Federal Class Actions"). The Company's exposure to substantial liability in these class actions adds to the threat that the Company may not be able to survive as a going concern. In addition, the Company has lost credibility in the market place and its reputation in the business community has been seriously tarnished.

         4. The Director Defendants have done nothing to cause the wrongdoers to account for the harm they have caused the Company. Instead, the Director Defendants have wasted the Company's assets by rewarding the wrongdoers with munificent compensation, severance and "consulting" packages at a time when the Company's payment of substantial cash to these wrongdoers makes it more likely that the Company will not be able to continue as a going concern. Moreover, the Director Defendants have caused the Company to waive or surrender its legal rights under ageements with the wrongdoers for no consideration.


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         5. Plaintiffs seek to recover for the harm the Company has suffered as a result of the Director Defendants' waste of corporate assets through the payment of substantial financial rewards to the persons responsible for bringing the Company to the brink of insolvency. Certain of the Director Defendants also participated and/or acquiesced in violations of the federal securities laws, thereby breaching their obligations of fidelity and good faith which they owe to the Company.

                                     PARTIES

         6. Plaintiff owns shares of FPA common stock and has owned such shares at all times relevant hereto.

         7. Nominal defendant FPA is a Delaware corporation which maintains its principal executive offices at 2878 Camino del Rio South, San Diego, California. The Company acquires, organizes and manages primary care physician practice networks and provides contract management services to hospital-based emergency departments. The Company also provides primary and specialty care services to capitated managed care enrollees and fee-for-service patients.

         8. The following individuals are the Director Defendants:

                  a. Defendant Kevin Ellis is a director and has been the Executive Vice President - Chief Medical Officer of the Company since April 1995. Mr. Ellis was the Chief Operating Officer of the Company from 1988 though April 1995.

                  b. Defendant Herbert A. Wertheim has been the Vice Chairman of the Board of Directors of the Company since 1988.

                  c. Defendant Sheldon Derezin is a director of the Company.


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                  d. Defendant Stephen J. Dresnick is a director of the Company and has been the Chief Executive Officer of the Company since March 1998. He was the Vice Chairman of the Board of Directors of the Company from 1996 until March 1998.

                  e. Defendant Sol Lizerbram has been Chairman of the Board of Directors of the Company since 1986. He was President of the Company from 1986 until November 1996 and is a principal defendant in the Federal Class Actions described above which allege that he issued numerous material and misleading statements regarding, inter alia, the Company's success in integrating acquisitions.

         9. Defendant Lizerbram is a member of the Board of Directors of MedNet, MPC Corporation, a publicly held managed pharmacy service company from which FPA has purchased pharmaceuticals from time to time. In addition, he is the brother of Samuel Lizerbram, the President of a large physician group which has been compensated for services purportedly provided for the Company.

         10. The Director Defendants comprise the entire FPA Board of Directors.

                             SUBSTANTIVE ALLEGATIONS

         11. FPA is a national physician practice management company which acquires, organizes and manages primary care physician practice networks and provides contract management services to hospital-based emergency departments. The Company provides primary and specialty care services to capitated managed care enrollees and fee-for-service patients. The Company was started in 1986, and after going public in 1994, grew rapidly through acquisitions

         12. As of December 31, 1997, FPA affiliated with approximately 7,690 primary care physicians (including emergency department physicians), who provided services to


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approximately 1,193,800 enrollees of 53 health maintenance organizations or other prepaid health insurance plans in 29 states. FPA, through its subsidiary, Sterling Healthcare Group, Inc. ("Sterling"), provides physician management services pursuant to approximately 150 contracts to hospital emergency departments, urgent care, radiology and correctional facilities.

         13. FPA's claims that its relationships with its subsidiaries and affiliated professional corporations, other providers of medical services and payors, offer physicians the opportunity to participate more effectively in managed care programs by organizing physician groups within geographic areas to contract with payors. The Company claims to enhance physician practice management operations by providing administrative functions necessary in a managed care environment. These functions include claims adjudication, utilization management of medical services, payor contract negotiations, credentialing, financial reporting and the operation of integrated information systems.

         14. Commencing with the release of FPA's fourth quarter and year end results for 1996 on February 27, 1997, certain of the Director Defendants and members of FPA's senior management undertook a scheme to artificially inflate FPA's stock price which enabled certain FPA officers and directors to sell their FPA stockholdings at artificially inflated prices and also enabled the Company to use its over-valued stock as currency to make acquisitions which further inflated the price of its stock. In particular, the Company's then President and Chief Executive Officer and a director, Seth Flam, together with defendant Lizerbram, falsely represented that FPA was continuing to realize "strong revenue and earnings growth" with "successful integration of new operations" that were "ahead of plan." They claimed that FPA offered "enhanced financial and management resources," that acquisitions were "immediately positive to earnings


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through consolidation of corporate and marketing operating expenses," that FPA was doing "an effective job of blocking and tackling and producing quality and value," and had the "ability to successfully integrate seven acquisitions," was achieving "significant synergies," "record" results and was performing "above expectations" as "integration plans provided positive sequential results."

         15. The Company, primarily through Mr. Flam and defendant Lizerbram, issued the foregoing statements and others like them in the 15 months preceding May 15, 1998, although it should have been apparent to FPA's officers and directors no later that February of 1997 that FPA's business model was failing; that its financial condition was deteriorating and worsening as it acquired other companies; that the Company did not have information systems or controls that were adequate to keep pace with its acquisitions and was failing to integrate the computerized management information and claims' tracking systems which are essential to tracking claims and controlling costs in a Company like FPA.

         16. Statements similar to those set forth in paragraph 14 were issued by Mr. Flam and/or defendant Lizerbram each time FPA made an acquisition or released its quarterly financial results between February 27, 1997 and May l5, 1998. Thus, for example, when the Company announced its first quarter financial results in a press release dated April 30, 1997, Mr. Flam stated "we continued to realize strong revenue and earnings growth . . . due to the successful integration of new operations into the FPA network."

         17. As Mr. Flam and the Director Defendants well knew, because of the serious difficulties being encountered by companies FPA was acquiring, those acquisitions would not be accretive as represented or claimed in fiscal year 1997 or first quarter 1998 and, in


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certain instances, rather than contributing to earnings growth, would decrease earnings.

         18. In addition, FPA's results from operations were overstated at least since February of 1997 as a result of defendants' failure to establish adequate reserves and the failure to take required write-downs. Among other things, defendants failed to establish adequate reserves for incurred but not reported ("IBNR") claims.

         19. On or about May 15, 1998, FPA revealed that there was a serious question as to whether it would be able to continue as a going concern. The Company announced on May 15, 1998 that it would report a loss for the first quarter of 1998 of 20 cents a share, after certain charges discussed below, and 1 cent per share before charges. Analysts had expected the Company to earn 31 cents in the quarter.

         20. The Company revealed that first quarter results were adversely impacted by a $7.9 million charge for severance payments, discussed further below, and a $15 million increase in reserves for IBNR medical claims for which the Company had under-reserved in prior reporting periods.

         21. The Company further announced that it would take a second quarter charge of $200 million including $125 million for goodwill impairment, a $40 million write-down of shared risk and other receivables, and about $35 million for severance payments.

         22. In its Form 10-Q for the first fiscal quarter ended March 31, 1998 filed with the Securities and Exchange Commission on May 15, 1998, the Company disclosed that it had exhausted its $315 million line of credit and that its cash on hand and anticipated cash flow from operations would only be enough to meet the Company's operating needs until the end of the second quarter.


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         23. Company officials informed analysts in a conference call on May 15,
1998 that they were scrambling to secure alternative means of financing including bridge loans and other forms of investment and were seeking to renegotiate some of the Company's contracts with health-care payers because its existing agreements did not leave enough money to permit FPA to pay its expenses.

         24. Following these announcements, the market price for the Company's shares declined almost 50 percent.

         25. On May 19, 1998, Moody's Investor Services Inc., downgraded its ratings on about $356 million of FPA debt securities and said it was keeping the Company under review for a possible further downgrade. Moody's said it was worried about the Company's liquidity and substantial increase in short-term accounts and claims payable. Moody's also noted that the Company has almost no borrowing capacity and will need to obtain additional financing before the end of the second quarter.

         26. On May 20, 1998, The Wall Street Journal reported that the Company was in default on its debt covenants with its lenders and had been given until June 11, 1998 to cure the default.

         27. In the wake of the foregoing disclosures, the Federal Class Actions were instituted on behalf of purchasers of FPA shares who seek millions of dollars in damages for the violations of the federal securities laws allegedly committed by the Company, Mr. Flam, defendants Lizerbram and Dresnick, and others.

         28. In March of 1998, the Company announced major management changes including the departure of Mr. Flam and others from executive management. As set forth above,


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Mr. Flam was one of the principal participants in the violations of the federal securities laws alleged in the Federal Class Actions and personally profited therefrom. Furthermore, Mr. Flam, as the leader of FPA's senior management, was answerable for the deterioration of the Company's financial condition described above. Nonetheless, the Director Defendants greatly exacerbated the Company's acute liquidity crisis by entering into a Consulting and Settlement Agreement with Mr. Flam pursuant to which they caused the Company to agree, inter alia, to forego its right to terminate Mr. Flam for cause, thereby entitling Mr. Flam to substantial severance payments and other benefits pursuant to his employment agreement. The Company received no consideration whatsoever for abandoning its contractual rights and defenses against any claims Mr. Flam might assert under his employment agreement. Also, the Director Defendants further wasted the Company's assets by entering into a lucrative consulting agreement with Mr. Flam under which he would be paid more than $2 million dollars for purported "consulting" services over a six-month period.

         29. In statements reported by The Wall Street Journal on May 20, 1998, defendant Dresnick revealed that a significant portion of the current and future severance expenses to be incurred by the Company consisted of $8.2 million in severance benefits payable to Mr. Flam ($4.8 million) after he announced that he was leaving the Company on March 26, 1998, just as the Company's cash crunch was coming to a head, and to Howard Hassman, the Company's former Executive Vice President of corporate development, who received a package of $3.4 million. Mr. Hassman is also a defendant in the Federal Class Actions wherein plaintiffs allege that he sold more than $2.3 million worth of FPA stock while in possession of material non-public information. Like Mr. Flam, Mr. Hassman was a member of FPA's senior


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management and answerable for the deterioration in its financial affairs.
Nonetheless, the Director Defendants caused the Company for no consideration to abandon its contractual right to terminate Mr. Hassman for cause, thereby entitling him to the $3.4 million severance package.

         30. Although defendant Lizerbram served solely as a director and is a principal defendant in the Federal Class Actions where it is alleged that he sold over $2 million of FPA stock while in the possession of material non-public information, the Director Defendants caused the Company to agree to pay him a base salary of $1,112,500 during the period March 25, 1998 through March 25, 1999, with extensions thereafter.

         31. The Director Defendants owed and owe to the Company and its stockholders the highest fiduciary obligations of fidelity, trust, loyalty and due care, and were and are required to (a) preserve the Company's assets from waste; (b) act in good faith; (c) refrain and cause the Company to refrain from violating the law; (d) ensure that adequate procedures designed to ensure compliance with statutory requirements, including the federal securities laws, are in place; (e) speak truthfully about the Company's business practices; and
(f) act with the utmost integrity as to the dissemination of information about the Company and its products.

         32. Furthermore, the Director Defendants' fiduciary obligations require and required them to assure that corporate insiders do not engage in illegal conduct; to remain informed as to the true condition of the Company's financial condition and prospects; and, upon receiving notice or information of a wrongful or unsound decision, condition or practice, to make a reasonable investigation in connection therewith and to take steps to correct that decision, condition or practice.


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         33. The Director Defendants breached their fiduciary duties by, among other things:

                  (a) wasting corporate assets, including the payment of millions of dollars in severance pay to executives answerable for the Company's deteriorating fortunes at a time when the Company was starved for cash;

                  (b) rewarding handsomely the very persons responsible for recklessly exposing FPA to huge potential damages, including costs, arising from and associated with the Federal Class Actions;

                  (c) (as to certain of the Director Defendants), engaging in unlawful insider trading for personal profit;

                  (d) sustained and systematic failure to supervise adequately FPA's operations and financial reporting in a manner consistent with all applicable laws;

                  (e) sustained and systematic failure to supervise or monitor FPA's senior management to ensure that they acted with honesty and integrity; and

                  (f) condoning and/or encouraging the improper practices complained of herein, and failing to disclose or correct these practices, in violation of law.

         34. As a result of the Director Defendants' violations of the fiduciary duties which they owed and owe to the Company, their waste of corporate assets and their sustained and systematic failure to fulfill their oversight responsibilities, the Company has been caused to engage in illegal activities, its assets have been wasted, the value of its securities has been adversely affected, the Company has been and will continue to be subjected to litigation which threatens the viability of the Company, the Company has suffered substantial monetary damages


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and will suffer even greater damage in the future, and the Company has lost credibility, its reputation has been damaged and its ability to be competitive and stay in business has been seriously undermined.

         35. In violation of their duty of loyalty, defendants Dresnick and Lizerbram sold millions of dollars worth of FPA stock on the basis of confidential, material inside information which was not known to the general investing public. Defendants Dresnick and Lizerbram must account and are liable to FPA for any and all profits unlawfully derived from such trades.

         36. FPA's alleged liability in the Federal Class Actions arises, in whole or in part, from the intentional, knowing, reckless, disloyal and bad faith acts or omissions of the Director Defendants as alleged above, and FPA is entitled to contribution and indemnification from each of the Director Defendants in connection with all such claims that have been, are or may in the future be asserted against FPA by virtue of the Director Defendants' misconduct.

                                 DEMAND FUTILITY

         37. Plaintiff has not made demand on the Board of Directors of the Company to pursue the claims asserted because such demand is excused and would be futile and useless for at least the following reasons:

                  a. Certain of the Director Defendants personally profited from the wrongful activities alleged herein by selling FPA stock at artificially inflated prices while in possession of material non-public information proprietary to the Company. Such Director Defendants, therefore, have a personal financial interest in the claims asserted herein.


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                  b. The Director Defendants have wasted the Company's assets by causing the Company to agree to pay munificent severance benefits and/or compensation to the very persons who are answerable for the Company's precarious financial condition, and who personally profited by selling millions of dollars of FPA stock at artificially inflated prices. In causing the Company to pay out such sums which it could ill-afford, the Director Defendants caused the Company to surrender valuable contract rights and defenses for no consideration. The Director Defendants' decisions are not the product of sound or prudent business judgment and cannot be validly ratified.

                  c. There is a substantial likelihood that the Director Defendants are liable for the wrongs complained of herein because they are directly responsible for the unlawful and improper practices which have damaged the Company. Hence the Director Defendants are not disinterested and could not exercise independent business judgment to remedy the wrongs complained of.

                  WHEREFORE, plaintiff demands judgment as follows:

                  A. Directing defendants to account to the Company for all damages sustained or to be sustained by the Company and all profits obtained by defendants by reason of the wrongs alleged herein;

                  B. Requiring defendants to return to FPA all salaries and the value of other remuneration of whatever kind paid to them by the Company during the time they were in breach of the fiduciary duties they owed to FPA;

                  C. Ordering defendants, and those under their supervision and control, to


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implement and enforce policies, practices and procedures on behalf of FPA and its stockholders that are designed to detect and prevent illegal conduct by FPA's employees and representatives;

                  D. Directing defendants to pay interest at the highest rate allowable by law on the amount of damages sustained by the Company as a result of the culpable conduct of defendants;

                  E. Awarding plaintiff the costs and disbursements of this action, including reasonable attorneys', accountants' and experts' fees, costs and expenses; and

                  F. Granting such other and further relief as the Court may deem just and proper.

                                       ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A.

                                       By: /s/
                                           --------------------------
                                       Suite 1401, Mellon Bank Center
                                       P.O. Box 1070
                                       Wilmington, Delaware 19899
                                       Attorneys for Plaintiff

OF COUNSEL:

Stanley M. Grossman
Karl J. Stoecker
POMERANTZ HAUDEK
   BLOCK & GROSSMAN
100 Park Avenue, 26th Floor
New York, New York  10017-5516
Tel:  (212) 661-1100


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